                                                                    Exhibit 5.1


                                 April 26, 2001


Rogers Corporation
One Technology Drive
P.O. Box 188
Rogers, CT 06263-0188

         Re:  ROGERS CORPORATION GLOBAL STOCK OWNERSHIP PLAN FOR EMPLOYEES
              ------------------------------------------------------------

Ladies and Gentlemen:

         This opinion is delivered in our capacity as counsel to Rogers Corporation (the "Company") in connection with the preparation and filing with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), of a Registration Statement on Form S-8 (the "Registration Statement") relating to 500,000 shares of the Company's Capital Stock, par value $1.00 per share (the "Registered Shares"), which may be issued pursuant to the Rogers Corporation Global Stock Ownership Plan For Employees (the "Plan").

         As counsel for the Company, we have examined a copy of the Plan, the Registration Statement, and the Company's Articles of Organization and By-laws, each as amended to date and presently in effect, such records of the corporate proceedings of the Company as deemed to be material and such other certificates, receipts, records, and other documents as we have deemed necessary or appropriate for the purposes of this opinion. With respect to all of the foregoing documents, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to originals of all documents submitted to us as a certified or reproduced copy.

         We are attorneys admitted to practice in the Commonwealth of Massachusetts. We express no opinion concerning the laws of any jurisdictions other than the laws of the United States of America and the Commonwealth of Massachusetts.

         Based on the foregoing, we are of the opinion that, when the Registered Shares are sold and paid for pursuant to the terms of the Plan, the Registered Shares will be duly authorized, validly issued, fully paid and non-assessable shares of the Company's Capital Stock.

         The foregoing assumes that all requisite steps will be taken to comply with the requirements of the Securities Act and applicable requirements of state laws regulating the offer and sale of securities.

         We hereby consent to being named as counsel to the Company in the Registration Statement and to the inclusion of this opinion as an exhibit to the Registration Statement.

                                                     Very truly yours,

                                                     /s/ Goodwin Procter LLP

                                                     GOODWIN PROCTER LLP